Exhibit 99.1

NEWS

5151 San Felipe Drive, Suite 500

Houston, TX 77056

(713) 861-2500

For Immediate Release

GOODMAN REPORTS RECORD 2007 SECOND QUARTER RESULTS

•	Net sales increased 12% to $563.7 million

•	Earnings per share increased to $0.55

•	Company increases 2007 EBITDA, earnings per share and cash flow forecast

HOUSTON (July 26, 2007) — Goodman Global, Inc. (NYSE: GGL) today announced record results for the second quarter and first half of 2007. For the second quarter of 2007, the Company reported net sales of $563.7 million – a 12 percent increase from the prior year’s comparable quarter – net income of $39.0 million and diluted earnings per share of $0.55. For the six months ended June 30, 2007, the Company reported net sales of $944.0 million – a 7 percent increase from the prior year’s first half – net income of $43.6 million and diluted earnings per share of $0.62.

“We made great progress in both sales and earnings growth during the second quarter,” said Charles Carroll, President and Chief Executive Officer. “Despite tough market conditions, we delivered a record performance and significantly expanded our position in the market. Our sales grew 12 percent compared to the prior year’s second quarter, with strong results across all major product categories. In addition to increasing sales, we expanded our operating profit margin, with the benefits of a more profitable sales mix, improved operating efficiencies and past price increases more than offsetting higher commodity costs and increased selling, general and administrative expense. At the same time, we generated strong cash flow, combining our excellent earnings performance with effective working capital management, further strengthening our business,” he noted. “For these reasons, we are raising our 2007 forecast for earnings growth and cash generation,” Mr. Carroll went on to say.

Second Quarter Summary (millions, except per share)	2Q’07	2Q’06	Change
Sales, net	$563.7	$504.5	12%
EBITDA (1)	87.5	45.4
-Adjusted EBITDA (1)	87.5	68.1	28%
Net income	39.0	9.6
-Adjusted Net income (1)	39.0	26.4	47%
Earnings per share, diluted	$0.55	$0.13
-Adjusted Earnings per share, diluted (1)	0.55	0.36
-Pro-forma Adjusted Earnings per share, diluted (1)	0.55	0.37	49%

(1)

See “Non-GAAP Financial Measures,” “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Income to Adjusted Net Income” for explanations of these items and management’s purposes in presenting these financial measures.

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SECOND QUARTER 2007 RESULTS

July 26, 2007

Second Quarter Results

Second quarter 2007 net sales increased 12 percent, to $563.7 million from $504.5 million for the second quarter of 2006. The Company sold more units than in the second quarter of 2006, which contributed to the sales increase. In addition, sales growth included the benefits of a price increase in late 2006 and the continued mix shift to higher-efficiency products.

The Company’s net income for the second quarter of 2007 was $39.0 million, compared with $9.6 million for the second quarter of 2006. Net income for the second quarter of 2006 included, net of tax, $12.5 million of IPO-related expenses and $4.3 million of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Adjusted for these items, second quarter 2007 net income rose 47 percent from an adjusted net income of $26.4 million for the prior year’s comparable period. The increase in net income was primarily the result of higher sales volumes, the continued shift to higher-efficiency products, improved productivity and lower interest expense, offset somewhat by higher selling, general and administrative costs.

Earnings per share, diluted for the second quarter of 2007 were $0.55, compared with earnings per share, diluted available to common shareholders of $0.13 for the second quarter of 2006. Earnings per share, diluted available to common shareholders for the second quarter of 2006 included IPO-related expenses and the impact of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment and were further reduced by the dividend on the Company’s Series A Preferred Stock. As a result of the Company’s IPO in April 2006, the Series A Preferred Stock was redeemed. Adjusted to exclude these items and treat the IPO as though it had occurred at the beginning of the year with the preferred stock redeemed at that time, second quarter 2007 diluted earnings per share increased 49 percent from diluted pro-forma adjusted earnings per share of $0.37 for the second quarter of 2006.

For the second quarter of 2007, the Company reported EBITDA of $87.5 million, compared with EBITDA of $45.4 million for the second quarter of 2006. EBITDA for the second quarter of 2006 included $16.1 million of IPO-related expenses and $6.6 million of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Adjusted for these items, EBITDA for the second quarter of 2007 increased 28 percent from the 2006 second quarter adjusted EBITDA of $68.1 million.

The Company concluded the quarter with net debt of $796.5 million, a $146.9 million reduction from June 30, 2006 net debt of $943.4 million. The decrease in net debt was primarily achieved through strong earnings performance and working capital improvements.

Six Month Results

Net sales for the first six months of 2007 increased seven percent to $944.0 million from net sales of $885.1 million for the first six months of 2006. The increase in net sales was driven by the continued shift to higher efficiency products and the prior year’s price increases which more than offset a modest decline in sales volume.

Net income for the first six months of 2007 was $43.6 million, compared with net income of $18.0 million for the first six months of 2006. For the first six months of 2006, net income included, net of tax, $12.9 million of IPO-related expenses and monitoring fees and $4.3 million of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Adjusted for these items, net income for the first six months of 2007 increased 24 percent from an adjusted net income of $35.2 million for the first six months of 2006.

SECOND QUARTER 2007 RESULTS

July 26, 2007

Earnings per share, diluted were $0.62 for the first six months of 2007 and earnings per share, diluted available to common shareholders were $0.19 for the comparable period of 2006. For the first six months of 2006, diluted earnings per share available to common shareholders included IPO-related expenses, the impact of unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment and were further reduced by the dividend on the Company’s Series A Preferred Stock. Adjusted to exclude these items and treat the IPO as though it had occurred at the beginning of the year with the preferred stock redeemed at that time, diluted earnings per share for the first six months of 2007 increased 24 percent from diluted pro-forma adjusted earnings per share of $0.50 for the first six months of 2006.

EBITDA for the first six months of 2007 was $119.7 million and EBITDA for the first six months of 2006 was $86.0 million. For the first six months of 2006, EBITDA included IPO-related expenses and monitoring fees and unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Adjusted for these items, EBITDA for the first six months of 2007 increased $10.5 million, or 10 percent, from the 2006 first six months adjusted EBITDA of $109.2 million.

Outlook

“The Company is performing very well,” said Mr. Carroll. “We are delivering quality products to our customers and supporting them with excellent availability and the industry’s best warranty. Based on the recent success of our sales efforts and manufacturing performance, we are expecting further strong sales and earnings growth this year. As a result, we are raising our 2007 forecast. We now expect EBITDA of between $260 million and $270 million and diluted earnings per share of between $1.35 and $1.45,” he said. “With this strong earnings performance and continued improvement in working capital management, we expect to generate sufficient cash to reduce debt by at least $150 million this year,” Mr. Carroll concluded.

Conference Call

The Company will host a conference call on Thursday, July 26, 2007 at 11:00 a.m. Eastern to review the recent quarter’s performance. The call may be accessed by telephone or the Internet. To access the call by telephone, dial 866-713-8310 and use the pass code 68548212. International callers should dial 617-597-5308 and use the same pass code. An Internet link to the call may be found on the Company’s Web site, www.goodmanglobal.com, in the “Management Presentations” section.

A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until August 9, 2007. The replay may be accessed by dialing 888-286-8010 and using the pass code 99352880. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s Web site. Informational exhibits related to the Company’s performance will be available on the Company’s Web site in the “Management Presentations” section and may be referred to during the conference call.

SECOND QUARTER 2007 RESULTS

July 26, 2007

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Company’s common stock. The Company offered 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the underwriters’ over-allotment option. Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes. The termination of the management agreement also concluded the payment of a periodic monitoring fee.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share, all of which are non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods by eliminating the effects of unusual and non-recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as substitutes for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA, adjusted net income and adjusted earnings per share are calculated to exclude the income and expenses of one-time and non-recurring events. These include, primarily, costs associated with the December 2004 Apollo transaction, the April 2006 IPO and unrealized losses on commodity derivatives that did not qualify for hedge accounting treatment. Pro-forma adjusted earnings per share is calculated as though the IPO had been completed by the beginning of 2006 and a portion of the proceeds used at that time to redeem all of the outstanding Series A Preferred Stock, including accrued dividends.

EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, EBITDA may be used to determine incentive compensation for employees.

Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

SECOND QUARTER 2007 RESULTS

July 26, 2007

The supplementary adjustments to EBITDA, net income and earnings per share to derive adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with approximately 800 distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Goodman Contacts Richard Bajenski (713) 263-5059 richard.bajenski@goodmanmfg.com	Sue Ellen Nutt (713) 263-5089 sue.nutt@goodmanmfg.com

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SECOND QUARTER 2007 RESULTS

July 26, 2007

GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
	2007	2006
	(in thousands, except per share)
Sales, net	$563,722	$504,454
Costs and expenses:
Cost of good sold	421,578	388,038
Selling, general and administrative expenses	55,152	64,682
Depreciation and amortization expense	8,412	7,997

Operating profit	78,580	43,737
Interest expense, net	16,986	21,899
Other (income) expense, net	(503)	6,325

Earnings before taxes	62,097	15,513
Provision for income taxes	23,126	5,885

Net income	$38,971	$9,628

Preferred stock dividends	—	730

Net income available to common shareholders	$38,971	$8,898

Net income per share available to common shareholders, diluted	$0.55	$0.13

Average outstanding common shares, diluted	70,838	70,796

	Six Months Ended June 30,
	2007	2006
	(in thousands, except per share)
Sales, net	$943,996	$885,142
Costs and expenses:
Cost of good sold	724,840	682,674
Selling, general and administrative expenses	101,078	110,341
Depreciation and amortization expense	16,723	15,450

Operating profit	101,355	76,677
Interest expense, net	33,893	41,640
Other (income) expense, net	(1,630)	6,168

Earnings before taxes	69,092	28,869
Provision for income taxes	25,490	10,827

Net income	$43,602	$18,042

Preferred stock dividends	—	6,622

Net income available to common shareholders	$43,602	$11,420

Net income per share available to common shareholders, diluted	$0.62	$0.19

Average outstanding common shares, diluted	70,774	60,292

SECOND QUARTER 2007 RESULTS

July 26, 2007

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

EBITDA AND ADJUSTED EBITDA(1)

(Unaudited)

	Three Months Ended June 30,
	2007	2006
	(in thousands)
Net income	$38,971	$9,628
Add:
Provision for income taxes	23,126	5,885
Interest expense, net	16,986	21,899
Depreciation and amortization expense	8,412	7,997

EBITDA	$87,495	$45,409

Adjustments:
IPO-related expenses	—	16,099
Unrealized losses on commodity derivatives	—	6,617

Adjusted EBITDA	$87,495	$68,125

	Six Months Ended June 30,
	2007	2006
	(in thousands)
Net income	$43,602	$18,042
Add:
Provision for income taxes	25,490	10,827
Interest expense, net	33,893	41,640
Depreciation and amortization expense	16,723	15,450

EBITDA	$119,708	$85,959

Adjustments:
Monitoring fees	—	552
IPO-related expenses	—	16,099
Unrealized losses on commodity derivatives	—	6,617

Adjusted EBITDA	$119,708	$109,227

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and other non-GAAP financial measures, see “Non-GAAP Financial Measures.”

SECOND QUARTER 2007 RESULTS

July 26, 2007

GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME(2)

(Unaudited)

	Three Months Ended June 30,
	2007	2006
	(in thousands, except per share)
Net income	$38,971	$9,628
Adjustments, net of tax:
IPO-related expenses	—	12,507
Unrealized losses on commodity derivatives	—	4,314

Adjusted net income	$38,971	$26,449

Preferred stock dividends	—	730

Adjusted net income available to common shareholders	$38,971	$25,719

Adjusted net income per share available to common shareholders, diluted	$0.55	$0.36

Pro-forma adjusted net income per share, diluted	$0.55	$0.37

Average outstanding common shares, diluted	70,838	70,796

	Six Months Ended June 30,
	2007	2006
	(in thousands, except per share)
Net income	$43,602	$18,042
Adjustments, net of tax:
Monitoring fees	—	348
IPO-related expenses	—	12,507
Unrealized losses on commodity derivatives	—	4,314

Adjusted net income	$43,602	$35,211

Preferred stock dividends	—	6,622

Adjusted net income available to common shareholders	$43,602	$28,589

Adjusted net income per share available to common shareholders, diluted	$0.62	$0.47

Pro-forma adjusted net income per share, diluted	$0.62	$0.50

Average outstanding common shares, diluted	70,774	60,292

Pro-forma average outstanding common shares, diluted	70,774	70,751

(2)	Adjusted net income is a non-GAAP financial measure. For more information regarding adjusted net income and other non-GAAP financial measures, see “Non-GAAP Financial Measures.”

SECOND QUARTER 2007 RESULTS

July 26, 2007

GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET AMOUNTS

(Unaudited)

	Periods Ended June 30,
	2007	2006
	(in thousands)
Cash and cash equivalents	$39,824	$7,317
Accounts receivable, net	316,916	281,550
Inventories	337,894	377,255
Trade accounts payable	179,405	167,817
Accrued liabilities	130,940	146,309
Total assets	1,762,420	1,741,180
Total debt	836,300	950,725

GOODMAN GLOBAL, INC.

SELECTED CASH FLOW AMOUNTS

(Unaudited)

	Three Months Ended June 30,
	2007	2006
	(in thousands)
Changes in operating working capital:
Accounts receivable, net	$(85,489)	$(62,929)
Inventories	11,214	(7,961)
Accounts payable and accrued liabilities	62,345	7,457

Changes in operating working capital	$(11,930)	$(63,432)

Free cash flow:
Net cash provided by (used in) operating activities	$40,203	$(42,771)
Purchases of property, plant and equipment	(7,784)	(9,682)
Proceeds from sale of property, plant and equipment and other	93	—

Free cash flow	$32,512	$(52,453)

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